Agreement no.: GEE23-022 1 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. THREE PARTIES AGREEMENT This Three Parties Agreement (this “Agreement”) is made on [ ], 2023 by and between: (1) NINGBO GEELY AUTOMOBILE RESEARCH AND DEVELOPMENT CO., LTD., (Company Identification No. 91330201066600025F), a limited liability company incorporated under the laws of People’s Republic of China whose registered office is at No.818, Binhai 2nd Road, Hangzhou Bay New District, Ningbo, China (“Service Provider”); (2) POLESTAR PERFORMANCE AB, (Reg. No. 556653-3096), a limited liability company incorporated under the laws of Sweden whose registered office is at Assar Gabrielssons Väg 9, 405 31, Gothenburg, Sweden (“the Purchaser”); and (3) POLESTAR TECHNOLOGY (ZHONGSHAN) CO., LTD., (极星科技（中山）有限公司 ) (Company Identification No. 91442000MAD0U8HC29), a limited liability company incorporated under the laws of People’s Republic of China (“Polestar JV”). Each of Service Provider, the Purchaser and Polestar JV is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Service Provider and the Purchaser have entered into a Service Agreement, [***] Vehicle Development Agreement (the “Service Agreement”) dated December 28, 2021, under which Service Provider will provide development services for the new Polestar vehicle project [***] (previously referred to as [***]) based on [***]as described thereunder. B. The Purchaser has, upon the request of Polestar JV, being its distributor of the Polestar Vehicles to be sold within the Chinese market (the “China Polestar Vehicles”), agreed on [***][***]in China Polestar Vehicles to the [***] developed by Polestar JV [***] as defined below in Section 2.1. C. In light of the foregoing, the Parties now wish to enter into this Agreement as follows: 1. SCOPE OF AGREEMENT 1.1 The Service Agreement will be amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Agreement and the Service Agreement, the provisions of this Agreement shall prevail. Unless specifically defined in this Agreement, Agreement no.: GEE23-022 2 all capitalized terms used herein without definition shall have the same meanings ascribed to them under the Service Agreement. 2. AGREEMENT 2.1 Definition of the Requested Change. Notwithstanding what is provided under the Service Agreement, the Parties agree that the [***] in China Polestar Vehicles shall be changed to the [***]developed by Polestar JV, (i.e. [***]) as specified in Appendix 2 (the “Requested Change”). 2.2 Provision of Services by Polestar JV. Polestar JV shall be responsible for performing the Requested Change and providing deliverables in relation to the Requested Change. The agreed scope and specifications of Services for the China Polestar Vehicles other than the Requested Change shall remain unchanged under the Service Agreement. Subject to Section 2.9.3, Polestar JV shall deliver all deliverables in relation to the Requested Change to the Service Provider within the timeframes as specified in Appendix 1A and ensure such deliverables be in conformity with all the requirements as set forth in Appendix 1A and Appendix 1B. 2.3 Acceptance Standards and Milestone Reviews. Notwithstanding what is provided under the Service Agreement and other Project Agreement (as defined below), the acceptance standards for the Requested Change shall be the latest Requested Change acceptance standards released by the Purchaser to the Service Provider as specified in Appendix 1B (the “Acceptance Standards”) for [***]. Notwithstanding what is provided under the Service Agreement and other Project Agreement (as defined below), the Parties shall jointly conduct the Milestone reviews (for the avoidance of doubt, such Milestone reviews shall only mean the reviews on the Requested Change) based on the Acceptance Standards for [***]. For the sake of clarity, only the Service Provider and the Agreement no.: GEE23-022 3 Purchaser will participate in the Milestone reviews relating to China Polestar Vehicles (other than the Requested Change). The Parties shall, immediately upon the execution of this Agreement, engage in a joint assessment [***]process of the Requested Change, with the intent to approve in writing that the Requested Change complies with the Acceptance Standards for [***]. [***] 2.4 Service Fees. [***] [***] [***] 2.5 Payment Terms. All amounts and payments referred to in this Agreement shall be paid in the currency of CNY by bank transfer. [***] Agreement no.: GEE23-022 4 [***] [***] Payment made later than the due date as described above will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***] Any paid portion of the Requested Change Related Costs is non-refundable. 2.6 Quality Related Arrangement. [***] [***] [***] 2.7 Delay of Milestones. [***] [***]. 2.8 Other Default. [***] 2.9 Governance. Notwithstanding what is provided in the Service Agreement, Polestar JV shall join as a party to the Steering Committee that is already established by the Service Provider and the Purchaser in accordance with the Service Agreement but is only entitled to join the discussion on issue(s) in relation to the Requested Change. In the event that any matter arises out of or in connection with this Agreement but is not expressly provided under this Agreement, then upon the request of any Party by written notice, the Parties shall meet and discuss in good faith a possible resolution thereof through a meeting with the participation of the representatives of each Party. [***] 3. GENERAL PROVISIONS 3.1 This Agreement shall be effective as from 1st October 2023 retroactively. 3.2 The Parties further agree, upon the execution of this Agreement, Polestar JV shall only be liable for the obligations provided under this Agreement, [***]. 3.3 This Agreement shall be governed and construed in accordance with the laws of China. Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral

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Agreement no.: GEE23-022

proceedings shall be English and Chinese. The arbitral tribunal shall be composed of three (3) arbitrators. The arbitral award shall be final and binding upon the Parties.

3.4 This Agreement is and should be regarded and interpreted as an amendment to the Service Agreement. The validity of this Agreement is therefore dependent upon the validity of the Service Agreement.

3.5 No amendment of this Agreement will be effective unless it is in writing and signed by all Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Agreement.

3.6 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.7 The Parties shall keep this Agreement strictly confidential, unless disclosure is required by applicable law, courts, arbitration tribunals, regulatory authorities or any stock exchange.

[SIGNATURE PAGE FOLLOWS]

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Agreement no.: GEE23-022

The Agreement has been entered into in four (4) original copies, of which the Service Provider received two (2) originals, the Purchaser received one (1) original and Polestar JV received one (1) original.

NINGBO GEELY AUTOMOBILE RESEARCH AND DEVELOPMENT CO., LTD.

By:_ /s/ Tong Zhiyuan __________________

Printed Name:_ Tong Zhiyuan ____________

Title:__VP____________________________

Date:___2023.11.30____________________

By:_________________________________

Printed Name:_________________________

Title:_______________________________

Date:_______________________________

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Agreement no.: GEE23-022

POLESTAR PERFORMANCE AB

By:_ /s/ Anna Rudensjö__________________

Printed Name:__ Anna Rudensjö __________

Title:___General Counsel________________

Date:___Nov 14, 2023__________________

By:_ /s/ __Johan Malmqvist_____________

Printed Name:_ Johan Malmqvist _________

Title:___CFO_________________________

Date:___Nov 16, 2023__________________

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Agreement no.: GEE23-022

POLESTAR TECHNOLOGY (ZHONGSHAN) CO., LTD., (极星科技（中山）有限公司)

By:_ /s/ _ Ziyu Shen____________________

Printed Name:____ Ziyu Shen_____________

Title:__CEO___________________________

Date:__ 27 November, 2023 ______________

By:_________________________________

Printed Name:_________________________

Title:_______________________________

Date:_______________________________

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Agreement no.: GEE23-022 9 APPENDIX 1 1A- Time plan: [***] 1B-Acceptance standard: 1. [***] Agreement no.: GEE23-022 10 Agreement no.: GEE23-022 11 Agreement no.: GEE23-022 12

Agreement no.: GEE23-022 13 Agreement no.: GEE23-022 14 Agreement no.: GEE23-022 15 Agreement no.: GEE23-022 16

Agreement no.: GEE23-022 17 Agreement no.: GEE23-022 18 Agreement no.: GEE23-022 19 Agreement no.: GEE23-022 20

Agreement no.: GEE23-022 21 Agreement no.: GEE23-022 22 Agreement no.: GEE23-022 23 Agreement no.: GEE23-022 24

Agreement no.: GEE23-022 25 Agreement no.: GEE23-022 26 2. [***] Agreement no.: GEE23-022 27 Agreement no.: GEE23-022 28 APPENDIX 2 [***]

29 APPENDIX 3 QUOTATION [***]